UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) April 1, 2012

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective April 1, 2012, Sinclair Broadcast Group, Inc. (the “Company”) completed its acquisition of the broadcast assets of Freedom Communications (“Freedom”) for $385.0 million.  The assets acquired from Freedom include eight stations in seven markets with the following network affiliations:  CBS (5 stations); ABC (2 stations) and the CW (1 station).  The Company financed the acquisition and a portion of the closing costs with a draw under a recently raised $157.5 million incremental Term Loan A and a $192.5 million incremental Term Loan B under its senior secured credit facility, plus a $38.5 million cash escrow previously paid in November 2011.  The Company has been operating the Freedom stations since December 1, 2011, pursuant to a Local Marketing Agreement, while awaiting FCC approval.

Item 7.01 Regulation FD Disclosure

On April 2, 2012, the Company issued a press release announcing the completion of the acquisition.  A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)          Financial Statements of businesses acquired

Financial statements of the acquired business will be filed by an amendment to this Current Report on Form 8-K no later than June 15, 2012.

(b)          Pro forma financial information

Pro forma financial information will be filed by amendment to this current Report on Form 8-K no later than June 15, 2012.

(d)   Exhibits

99.1  Press Release, dated April 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer

Dated: April 4, 2012